Option Exchange Program for Employees Working in France Johnni Beckel Recorded June 24, 2009 Exhibit (a)(1)(E)(E)

Company Confidential – For internal use only

Agenda
• Why we decided to offer an option exchange
• Basic overview of the program
• Equity adjustments as a result of the spin-off
• For more information
• Next steps

Company Confidential – For internal use only

Why we’re offering an exchange program
• Restore the original intent of our long-term incentive
plan
• Reinforce leadership interests with shareholder
interests as we prepare for the spin-off
• Growing acceptance by shareholders
• No additional compensation expense
• Significant reduction in overhang for both companies
after the spin-off

Company Confidential – For internal use only

Why the offering is different in France
• Due to timing of the offer, we were unable to grant
stock options in France that would receive qualified
tax treatment
– New stock options would require income tax and social
charges to be paid upon exercise

Company Confidential – For internal use only

Key highlights of the offer
• Fewer new RSUs but no qualified tax issues
• Applies only to certain options; currently held RSUs are NOT eligible
• Program is voluntary
• Exchange period is June 19 to July 17
• New RSUs expected to be granted on July 20
• New RSUs have new vesting period and sale restrictions
• Program requires shareholder approval at a special meeting to be held on June 23rd

Company Confidential – For internal use only

Eligibility to participate
• Active employees as of June 19 and as of July 17
are eligible.
• Current and former Board members, former
employees, retirees, and executive officers named in
our FY08 annual proxy statement are NOT eligible.

Company Confidential – For internal use only

New RSUs
• Assuming a July 20 grant date, new RSUs have a
new two year vesting period and will vest:
July 20, 2011
• Assuming a July 20 grant date, new RSUs will also
have a new holding period and must be held until:
July 20, 2013

Company Confidential – For internal use only 8 Exchange ratio Fair value new RSU Fair value eligible option x 1.15 = Exchange ratio

Exchange ratio example
Number of eligible stock options:
Fair Value of one New RSU
divided by Fair Value of one Eligible Option
Value-for-Value Exchange Ratio
New RSUs received if Value-for-Value Ratio Used:
Value-for-Value Exchange Ratio Adjusted by 15%:
Exchange Ratio in Offer:
New RSUs received in Offer
Difference in RSUs Received
Company Confidential – For internal use only

1,000
48
$30.84*
$1.47*
20.92 to 1
x 1.15
24.05 to 1
42
6
•
Numbers are rounded for illustrative purposes

Eligible options (annual grants)
n/a n/a n/a 2008
n/a n/a n/a 2007
30.77 to 1 $66.34 08-15-06 2006
39.40 to 1 $58.95 09-02-05 2005
n/a n/a n/a 2004
24.05 to 1 $61.38 11-17-03 2003
44.93 to 1 $67.90 11-19-02 2002
87.93 to 1 $68.10 11-19-01 2001
Exchange Ratio Exercise Price Grant Date
Company Confidential – For internal use only

Company Confidential – For internal use only

What happens with spin-off?
• Exchange program ends before spin-off
• Original equity grants made on or prior to September
26, 2007 will become equity grants in both
companies
• Original equity grants made after September 26,
2007 will become only equity grants of the company
that employs you on the day of the spin-off
• New RSUs granted in the option exchange program
will be subject to the conversion treatment that would
apply to the old option surrendered in the exchange

Company Confidential – For internal use only

Pre 9/26/2007 grant
Option Conversion – No Exchange
Post-spin prices based on
opening price on trading day after
the spin-off
$30.84 minus $61.38 = -$30.54
-$30.54 times 1,000 options = -$30,540
Post-spin intrinsic value
Aggregate intrinsic value based
on ratio of post-spin prices, approx 72.7%
$22.50 divided by
.5024 (per ratio) = $44.79
-$22,201 divided by ($22.50 - $44.79) = 996
-$30,540 times Approx .727 = -$22,201
$8.45 divided by
.5024 (per ratio) = $16.82
-$8,337 divided by ($8.45 - $16.82) = 996
-$30,540 times Approx .273 = -$8,337
Aggregate intrinsic value based
on ratio of post-spin prices, approx 27.3%
CAH stock options
1,000
CAH exercise price
$61.38
Pre-spin CAH Stock Price
$30.84
Aggregate Intrinsic Value
Ratio of Stock Price to exercise price
-$30,540
50.24%
Post-spin new CAH Price
$22.50
Post-spin CFN Price $8.45
Adjusted CAH Options 996
Adjusted CAH Exercise Price $44.79
Adjusted CAH Aggregate Value -$22,201
CareFusion Options 996
CareFusion Exercise Price $16.82
CareFusion Aggregate Value -$8,337
Aggregate Intrinsic Value -$30,538
For illustrative purposes only
Pre-spin price based on
closing price on trading day
immediately prior to the spin-off
Assumptions
• Distribution of 1 share of CareFusion for each share of Cardinal Health
• The closing price of CAH stock traded “regular way” on the effective date of the spin-off is $30.84
• The opening price of CAH and CFN stock trading on the trading day after the spin-off is $22.50 and $8.45, respectively
• Assumptions are for illustrative purposes.  We cannot predict the future stock prices or the distribution ratio approved by the Board.

Company Confidential – For internal use only

Pre 9/26/2007 grant
Equity Conversion – Eligible Option
Exchanged for new RSUs
Assumptions
• 1,000 eligible options exchanged at 24.05 to 1 ratio, with 42 new RSUs held by employee post-exchange
• Distribution of 1 share of CareFusion for each share of Cardinal Health
• Assumptions are for illustrative purposes.  We cannot predict the distribution ratio approved by the Board.
One grant
CAH RSU holder receives 1 RSU of CFN for
each RSU of CAH held
CAH RSUs
42
Distribution Ratio 1:1
Post-spin CFN RSUs 42
Post-spin New CAH RSUs 42
For illustrative purposes only

Company Confidential – For internal use only

Post 9/26/2007 grant
RSU Conversion
Assumptions
• Employee is employed by CareFusion at the effective time of the spin-off
• The closing price of CAH stock traded “regular way” on the effective date of the spin-off is $30.84
• The opening price of CFN stock trading on the trading day after the spin-off is $8.45
• Assumptions are for illustrative purposes.  We cannot predict the future stock prices or the distribution ratio approved by the Board.
Post-spin price based on
opening price on trading day after
the spin-off
One grant
$30.84 times 500 RSUs = $15,420
Post-spin intrinsic value
RSUs convert entirely to post-spin
employing company
$15,420 divided by $8.45 = 1,825
CAH RSUs
500
Pre-spin CAH Stock Price $30.84
Aggregate Fair Market Value
$15,420
Post-spin CFN Price $8.45
CFN RSUs 1,825
Aggregate Intrinsic Value $15,420
For illustrative purposes only
Pre-spin price based on
closing price on trading day
immediately prior to the spin-off

Company Confidential – For internal use only

Timeline
June 19 to July 17 Exchange Period
Fill out provided materials to make your elections
June 23 Special Shareholder Meeting
Shareholders vote on proposal to approve program
July 20, 2009 New RSUs Granted
July 20, 2011 Vesting Date for New RSUs
Must be active employee to vest
July 20, 2013 Sales Restriction for New RSUs

Company Confidential – For internal use only

For more information
• Proxy Statement
• Tender offer
• Q&A session:
– June 30, 2009   3:00 to 4:00 Local time (9:00 to 10:00 am
Eastern time)
• Local HR Director – Fabrice Goumy

Company Confidential – For internal use only 17 Next Steps • Q&A session: – June 30, 2009 • Stock Option Exchange Period ends Friday, July 17, at 11:59 p.m. Eastern